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                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE:                     CONTACTS:
February 14, 2001 and Thereafter           John Nelli, Chief Financial Officer
                                           (919) 653-1265
                                           jnelli@tangram.com
                                           ------------------------------------
                                           Tracey Minnich, Director PR
                                           1-800-4TANGRAM
                                           traceym@tangram.com
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          Tangram Announces Agreement to Acquire Wyzdom(R) Technology
       --Expands Tangram's Offering to Full Lifecycle Asset Management--

Cary, N.C. -- February 14, 2001 -- Tangram Enterprise Solutions, Inc. (NASDAQ:
TESI), an emerging leader in the asset management market, today announced the execution of a definitive agreement to acquire the Wyzdom technology, a leading full lifecycle asset management solution with installations in the U.S. and Europe, as well as certain related assets, from Axial Technology Holding AG, a Swiss-based international finance firm. The agreement to acquire has been approved by the Board of Directors from both companies, with the final closing of the transaction, which is subject to customary closing conditions, anticipated within a 30-day period. Financial terms and conditions of the planned acquisition were not disclosed.

"With this acquisition, we are now well positioned to execute on our strategy of delivering phased asset management solutions that meet our customers' evolving business demands. We anticipate the initial integrated offering to be available in Q2 2001," said Norm Phelps, president and CEO of Tangram. "Ultimately, merging Wyzdom's web-enabled lifecycle technology with Tangram's phased solution strategy will derive greater value for our customers, our shareholders, and our employees."

"The market has witnessed a remarkable transformation in the value placed on information technology. In fact, IT is now the central nervous system of the organization, impacting all strategic business practices and functional departments. This is why IT asset management is so crucial," continued Phelps. "By combining our phased asset management approach with Wyzdom's mature lifecycle technology--encompassing procurement through disposal--we can now deliver asset management value to each functional unit in the organization. In short, we have accomplished a strategic leap frog over competitive offerings while at the same time expediting time-to-market for a more comprehensive solution."

Patricia Benson, CEO of Wyzdom Solutions, Inc., as well as other key members of the Wyzdom staff, will work with Tangram to integrate the Wyzdom technology and to expand Tangram's lifecycle service offerings. "There is tremendous synergy between Tangram and Wyzdom--in vision, technology, and our passion for customer care. Couple this synergy with the proven software tools and domain expertise of the Tangram and Wyzdom teams and you have all the components for high-value solutions tailored to the requirements of each customer," said Benson. "The Wyzdom team is excited about joining Tangram and we look forward to the opportunities ahead of us in the growing asset management market."

                                   - MORE -
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TANGRAM ANNOUNCES AGREEMENT TO ACQUIRE WYZDOM TECHNOLOGY
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This press release contains "forward-looking statements" about the expectations, beliefs, plans, intentions, and strategies of Tangram within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance). The ability of Tangram to achieve its planned business objectives involves many risks and uncertainties. Forward-looking statements relating to expectations about future events or results are based upon information available to Tangram as of today's date. Tangram assumes no obligation to update any of these statements and these statements are not guarantees of Tangram. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including Tangram's ability to complete the transaction and, if completed, its ability to integrate its business and the subject Wyzdom assets. In addition, there can be no assurance that the anticipated benefits relating to Tangram's acquisition of the Wyzdom's lifecycle asset management suite of products will be realized and there can be no assurance that Tangram will be able to succeed or capitalize upon the opportunities in the asset management market. Other factors include Tangram's reliance on key personnel to guide these efforts; competitive forces in the labor markets in which Tangram participates; general stock market and economic conditions; and other risks identified in Tangram's SEC filings, including its Form 10-K for the year ended December 31, 1999 and the reports on Form 10-Q for the first, second, and third quarters of 2000.

About Tangram (www.tangram.com)
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Headquartered in Cary, N.C., Tangram Enterprise Solutions, Inc. is a leading provider of IT asset management solutions for large and midsize organizations across all industries, in both domestic and international markets. Tangram's core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. To date, Tangram's solutions have been installed on more than 2 million workstations and servers at more than 200 customer sites throughout the world. Tangram is a partner company of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), a leader in identifying, developing, and
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operating premier technology companies in the Internet infrastructure market with a focus on three sectors: software, communications, and eServices.

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